EXHIBIT 10.56

                            DEBT SETTLEMENT AGREEMENT

This Debt Settlement Agreement is made as of January 23, 2005 between Yeend & Castaneda, LLP, a Florida limited liability partnership ("Y&C") and Cedric Kushner Promotions, Inc., including its subsidiaries and successors ("CKP"):

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

CKP has incurred indebtedness to Y&C of approximately $120,000 for services provided through December 31, 2004.

CKP has agreed that, pursuant to this Agreement, it will settle its outstanding debt with Y&C as of follows:

        1.      Cash payment of $37,500 payables as follows:

                a.      $10,000 paid on approx. 01/19/05
                b.      $ 2,500 due by 01/31/05
                c.      $12,500 by 02/15/05
                d.      $12,500 by 02/28/05

        2. Issuance of warrants, by January 31, 2005, to Y&C or its assigns to purchase an aggregate of 245,000 shares of common stock of CKP at an exercise price of $0.10 per share, cashless provisions and piggyback registration rights: and

        3. Issuance by January 31, 2005 of 145,000 shares of unregistered and restricted common stock of CKP, with piggyback registration rights.

CKP and Y&C agree that this settlement does not include CKP's obligation for services performed in 2005, including assistance with the audit examination of CKP's 2004 financial statements and preparation of the CKP's Form 10-KSB report and filing with the United States Security & Exchange Commission; such services to be paid in accordance with agreed payment terms.

This Agreement shall be governed by the laws of the State of Florida without giving effect to the conflict of law rules contained therein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

                  CEDRIC KUSHNER PROMOTIONS, INC.

                  By: /s/ Cedric Kushner
                      -------------------
                          Cedric Kushner

                  YEEND & CASTANEDA, LLP

                  By: ___________________________________